UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2007

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 500, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2007, P. H. Glatfelter Company (the "Company") executed a consulting agreement with John van Roden (the "Consulting Agreement") effective as of January 1, 2007. Prior to his retirment on December 31, 2006, Mr. van Roden served as Executive Vice President of the Company. In addition, Mr. van Roden will be identified as "named executive officer" in the Company's 2007 proxy statement. Pursuant to the Consulting Agreement, Mr. van Roden will oversee the execution of the Company’s previously announced plan to sell certain of its timberlands and provide certain other services as assigned by the Company’s Chief Executive Officer. In exchange for such services, the Company will pay Mr. van Roden $16,000 per month and Mr. van Roden is eligible for a $50,000 performance bonus upon the satisfactory execution of the projects and achievement of certain financial goals as outlined by the Company's Chief Executive Officer. The initial period of work under the Consulting Agreement is twelve months.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

March 2, 2007	By:	/s/John P. Jacunski

Name: John P. Jacunski
Title: Senior Vice President and Chief Financial Officer